Exhibit 21.1

LIST OF SUBSIDIARIES
The following entities were subsidiaries of the Registrant as of December 31, 2020.

Name	Jurisdiction of Incorporation or Organization

CorePoint OP GP L.L.C.	Delaware
CorePoint Operating Partnership L.P.	Delaware
CorePoint Borrower L.L.C.	Delaware
CorePoint TRS L.L.C.	Delaware
CorePoint IP L.L.C.	Delaware
CorePoint Transition Services TRS L.L.C.	Delaware
CPLG HOL L.L.C.	Delaware
Lodge Holdco I L.L.C.	Delaware
Lodge S-Holdings L.L.C.	Delaware
Lodge Holdings L.L.C.	Delaware
CPLG L.L.C.	Delaware
Meditrust TRS, Inc.	Delaware
CorePoint Leasing Company	Delaware
CorePoint Inns, Inc.	Delaware
CPLG-WB, LLC	Delaware
LQ-West Bank Joint Venture - 1982	Texas
CPLG TX Properties L.L.C.	Delaware
CPLG Properties L.L.C.	Delaware
CPLG FL Properties L.L.C.	Delaware
Lodge Holdco III L.L.C.	Delaware
Lodge Borrower III L.L.C.	Delaware
CPLG FS Properties L.L.C.	Delaware
CPLG Bloomington L.L.C	Delaware
CPLG Santa Ana L.L.C.	Delaware
CPLG Prime Mezz L.L.C.	Delaware
CPLG Wellesley Properties L.L.C.	Delaware
CPLG Portfolio East L.L.C.	Delaware
CPLG MD Business L.L.C.	Delaware
CPLG Ft. Myers L.L.C.	Delaware
CPLG St. Albans L.L.C.	Delaware
CPLG Thousand Oaks L.L.C.	Delaware
CPLG West Palm Beach L.L.C.	Delaware
CPLG Charlotte L.L.C.	Delaware
CPLG Acquisition Properties L.L.C.	Delaware
CPLG Fort Lauderdale L.L.C.	Delaware
CPLG Chicago L.L.C.	Delaware
CPLG Garden City L.L.C.	Delaware
CPLG Charleston L.L.C.	Delaware
CPLG South Burlington L.L.C.	Delaware
CPLG Virginia Beach L.L.C.	Delaware
CPLG Islip L.L.C.	Delaware
CPLG Rancho Cordova L.L.C.	Delaware